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                                 Exhibit 23(a)

                      CONSENT OF KPMG PEAT MARWICK, L.L.P.





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                                                                  EXHIBIT 23(A)




The Board of Directors
Florida Physicians Insurance Group, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our reports refers to a change in the accounting method for certain investments in debt and equity securities and for reinsurance.


                                                          KPMG Peat Marwick LLP


Jacksonville, Florida
August 1, 1996